Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact: Laura Wakeley (717) 291-2616

Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Commences Offer to Purchase Certain of Its Outstanding Debt Securities

(March 16, 2021) LANCASTER, PA – Fulton Financial Corporation (“Fulton” or the “Company”) (Nasdaq: FULT) announced today that it has commenced a cash tender offer (the “Offer”) to purchase its 4.500% Subordinated Notes due 2024 (the “Subordinated Notes”) and its 3.60% Senior Notes due 2022 (the “Senior Notes” and, together with the Subordinated Notes, the “Notes” and each a “Series” of Notes) up to the maximum aggregate principal amount (each a “Tender Cap”) specified in the table below. The Offer is being made pursuant to and is subject to the terms and conditions set forth in the Offer to Purchase, dated March 16, 2021 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The purpose of the Offer is to acquire outstanding Notes up to the applicable Tender Cap and reduce the Company’s aggregate interest expense. Notes purchased in the Offer will be retired and cancelled. The Company intends to fund the purchase of Notes validly tendered and accepted for purchase pursuant to the Offer with cash on hand. Capitalized terms not defined herein shall have the meaning set forth in the Offer to Purchase.

The following table sets forth some of the terms of the Offer:

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Maximum Principal Amount (Tender Cap)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)(2)	Early Tender Premium(3)	Hypothetical Total Consideration(2)(3)(4)
4.500% Subordinated Notes due 2024	360271 AJ9	$250,000,000	$75,000,000	UST 0.25% due March 15, 2024	FIT1	+ 65	$30	$1,124.78

						Late Tender Offer Consideration (per $1,000)	Early Tender Premium(3)	Total Consideration(2)(3)
3.60% Senior Notes due 2022	360271 AK6	$125,000,000	$60,000,000	N/A	N/A	$ 1,001.25	$ 30	$1,031.25

(1)	The applicable page on Bloomberg from which the Dealer Manager (as defined herein) will quote the bid side price of the Reference U.S. Treasury Security.
(2)	Includes the Early Tender Premium.
(3)	Per $1,000 principal amount of Notes validly tendered before the Early Tender Date, not validly withdrawn and accepted for purchase.
(4)

Hypothetical Total Consideration is based on the Reference Yield (as defined herein) of the Reference U.S. Treasury Security (as set forth above) as of 10:00 a.m., New York City time, on March 15, 2021, a maturity date of November 15, 2024 (the “Maturity Date”), and a hypothetical settlement date of March 30, 2021. The actual Reference Yield of the Reference U.S. Treasury Security will be determined by the Dealer Manager, based on certain quotes available at the Price Determination Date (as defined herein), which is expected to be 10:00 a.m., New York City time, on March 29, 2021.

Details of the Offer

The Offer will expire at 11:59 p.m., New York City time, on April 13, 2021, unless extended or terminated by the Company (the “Expiration Time”). Holders of Notes that are validly tendered and not validly withdrawn on or prior to 5:00 p.m. on March 29, 2021 (the “Early Tender Date”) and accepted for purchase will receive the applicable Total Consideration (as defined below), which includes the early tender premium set forth in the table above (the “Early Tender Premium” ). Holders of Notes that are validly tendered and accepted for purchase after the Early Tender Date but at or prior to the Expiration Time will only be eligible to receive the “Late Tender Offer Consideration” which is an amount equal to the applicable Total Consideration minus the applicable Early Tender Premium.

Tenders of Notes may be withdrawn in accordance with the terms and conditions of the Offer at any time prior to 5:00 p.m., New York City time, on March 29, 2021 (the “Withdrawal Deadline”). Notes tendered at or after the Withdrawal Deadline may not be withdrawn at any time, unless the Company amends the Offer. Holders that tender Notes after the Withdrawal Deadline but before the Expiration Time will not be able to withdraw the tender of their Notes.

The “Total Consideration” (i) for each $1,000 principal amount of Subordinated Notes validly tendered and accepted for purchase pursuant to the Offer will be determined in accordance with the Offer to Purchase by reference to the fixed spread specified on the table above (the “Fixed Spread”) over the yield (the “Reference Yield”) based on the bid side price of the U.S. Treasury Security specified in the table above (the “Reference U.S. Treasury Security”), as calculated by the Dealer Manager at 10:00 a.m., New York City time, on March 29, 2021 (such time and date, as the same may be extended, the “Price Determination Date”) and (ii) for each $1,000 principal amount of Senior Notes validly tendered and accepted for purchase pursuant to the Offer will be $1,031.25.

In addition, Holders whose Notes are accepted for payment pursuant to the Offer will be paid accrued and unpaid interest on the Notes to, but excluding, the Early Settlement Date (as defined below) or Final Settlement Date (as defined below), as applicable (“Accrued Interest”).

The Company expects to pay the Total Consideration for Notes validly tendered and delivered and not validly withdrawn before the Early Tender Date on the first business day after the Early Tender Date, unless extended (the “Early Tender Settlement Date”) and the Late Tender Offer Consideration for Notes validly tendered and delivered after the Early Tender Date and at or before the Expiration Time on the second business day following the Expiration Time (the “Final Settlement Date” and, together with the Early Tender Settlement Date, each a “Settlement Date”). The Early Settlement Date will be promptly after the Early Tender Date and is expected to be March 30, 2021, and the Final Settlement Date will be promptly after the Expiration Time and is expected to be April 15, 2021.

Notes may be subject to proration if the aggregate principal amount of the Notes of the applicable Series validly tendered and not validly withdrawn is greater than the applicable Tender Cap. Furthermore, if purchasing all of the tendered Notes of a Series of Notes on any Settlement Date would cause the applicable Tender Cap to be exceeded, the amount of that Series of Notes purchased on such Settlement Date will be prorated based on the aggregate principal amount of that Series of Notes such that the applicable Tender Cap will not be exceeded. Furthermore, if the Company receives validly tendered and not validly withdrawn Notes of the applicable Series equal or in excess to the applicable Tender Cap as of the Early Tender Date, Holders who validly tender that Series of Notes after the Early Tender Date will not have any such Notes accepted for purchase (absent any subsequent increase to the applicable Tender Cap).

The Company’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the Offer is conditioned upon the General Conditions (as defined in the Offer to Purchase). The Company reserves the right, in its sole discretion, with respect one or both Series of Notes, to waive any and all conditions of the Offer. See “Conditions of the Offer” in Offer to Purchase for more information.

The Offer is not conditioned upon any minimum amount of either Series of Notes being tendered, and the Offer may be amended (including, without limitation, by increasing, decreasing or eliminating one or both of the Tender Caps, which the Company may do without extending withdrawal rights, or amending the Expiration Time, Early Tender Date and Withdrawal Deadline, in each case subject to applicable law and regulation), extended or terminated. The terms of the Offer may be amended with respect to one Series of Notes without changing the relevant provision with respect to the other Series of Notes.

The complete terms and conditions of the tender offer are set forth in the Offer to Purchase and in the related Letter of Transmittal, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Offer.

Piper Sandler & Co. is acting as Dealer Manager in connection with the Offer. Questions regarding the Offer should be directed to the Dealer Manager by phone at (866) 805-4128 (toll-free) or (212) 466-7807 (collect).

Global Bondholder Services Corporation has been appointed as the Tender and Information Agent for the Offer. Questions or requests for assistance in connection with the Offer or the delivery of tender instructions, or for additional copies of the Offer to Purchase and the related Letter of Transmittal, may be directed to the Tender and Information Agent by phone at (212) 430-3774 (banks and brokers) or (866) 924-2200 (all others) or online at https://www.gbsc-usa.com/fulton/. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Offer is being made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the Offer to be made by a licensed broker or dealer, the Offer will be made by the Dealer Manager on behalf of Fulton. None of Fulton, the Tender and Information Agent, the Dealer Manager, or the Trustee (as defined in the Offer to Purchase) with respect to the Notes, nor any of their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Offer.

About Fulton Financial Corporation

Fulton Financial Corporation is a $26 billion financial holding company that has approximately 3,300 employees and operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through Fulton Bank, N.A.

Additional information on Fulton Financial Corporation can be found at www.fult.com.

Forward-looking statements

The Company has made, and may continue to make, certain forward-looking statements with respect to its financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Company’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Company’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov).